UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Redwood Mortgage Investors IX, LLC

(Exact name of registrant as specified in its charter)

Delaware	26-3541068
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1825 S. Grant Street, Suite 250

San Mateo, CA 94402-2678

(Address and zip code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of class to be registered)	(Name of exchange on which class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Units of Limited Liability Company Interests
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

Redwood Mortgage Investors IX, LLC (the “Company”) is incorporating by reference herein the description of its units of limited liability company interests (the “Units”) set forth under the captions “Description of Units” and “Transfer of Units – Unit Redemption Program” in the Company’s Registration Statement on Form S-11 (File No. 333-208315) filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 2, 2015, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus”).

The Company is also incorporating by reference herein additional information set forth under the caption “Summary of Ninth Amended and Restated Limited Liability Company Operating Agreement” in the Prospectus. The Registration Statement registers the offer and sale of up to $140,000,000 of Units as part of a continuous offering of Units which began in 2009.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Ninth Amended and Restated Limited Liability Company Operating Agreement

3.2	Certificate of Formation

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REDWOOD MORTGAGE INVESTORS IX, LLC

	By:	Redwood Mortgage Corp., Manager

Date: March 25, 2016	By:	/s/ Michael R. Burwell
Michael R. Burwell
President

Exhibit Index

Exhibit No.	Description

3.1	Ninth Amended and Restated Limited Liability Company Operating Agreement

3.2	Certificate of Formation